Exhibit 10.2(a)

Schedule of Supplemental Executive Retirement Plan Agreements of Named Executive Officers dated as of September 30, 2010.

Name	Maximum SERP Benefit Payable at Retirement
Laurence M. Downes, President and Chief Executive Officer	$250,000
Mariellen Dugan, Senior Vice President and General Counsel	$125,000
Kathleen T. Ellis, Senior Vice President, Corporate Affairs	$125,000
Glenn C. Lockwood, Senior Vice President and Chief Financial Officer	$125,000
Stephen D. Westhoven, Senior Vice President, NJR Energy Services Company	$125,000